Dear Shareholders:
In 2005, I spoke of Pride in Busey’s achievements. “Invest with Pride” was our statement in 2006, and as I reflect back, I can only say that 2006 was quite the year!
On March 29, 2006, I celebrated my 35th Anniversary with the Busey organization. On the same day, the Board of Directors of First Busey Corporation and our Executive Team decided to pursue a “merger of equals” with Main Street Trust, Inc. On September 21, 2006, we announced the merger that will create a financial organization with total assets of approximately $4.1 billion, which will serve customers in central Illinois with 40 full-service banking centers and more than 120 ATM locations. This merger of two local banks allows the continued commitment of local decision-making and a combined significant local ownership of more than 4,000 Shareholders.
First Busey’s 2006 net profit set a record of $28.9 million, a 7.3% increase from the net profit of $26.9 million earned in 2005. Although we fell short of our goal of $1.42 per share, First Busey earned $1.35 per share, which represents a 4.7% increase over 2005. As a result, I am very pleased to announce that the Board of Directors approved a $0.23 per share dividend to be paid on January 26, 2007, which includes a special one-time $0.05 per share dividend per the merger agreement.
It has long been my goal to “Keep Busey, Busey” and for First Busey Shareholders, the changes will be minimal. First Busey Corporation, Busey Bank and Busey Bank, N.A. in Florida will be the surviving entities, and I will remain as Chairman of the Board of First Busey Corporation. First Busey Corporation common stock will continue to be listed on the NASDAQ Market under the symbol “BUSE.”
Looking ahead to 2007, this merger and integration of two outstanding organizations with excellent management leadership will provide greater potential for opportunities and growth in acquisition strategy and in Shareholder value. This is truly an exciting time in the 139-year history of Busey!

Douglas C. Mills
Chairman, Chief Executive Officer and President

CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
	2006	2005
	(in thousands, except per share data)
Assets
Cash and due from banks	$63,316	$60,957
Federal funds sold	—	2,300
Investment securities	365,608	331,237

Loans	1,956,619	1,749,162
Less allowance for loan losses	(23,588)	(23,190)

Net loans	$1,933,031	$1,725,972

Premises and equipment, net	41,001	37,815
Goodwill and other intangibles	58,132	59,224
Other assets	48,426	45,917

Total assets	$2,509,514	$2,263,422

Liabilities & Stockholders’ Equity
Non-interest bearing deposits	$246,440	$265,170
Interest-bearing deposits	1,768,399	1,544,229

Total deposits	$2,014,839	$1,809,399

Federal funds purchased & securities sold under agreements to repurchase	54,770	50,113
Short-term borrowings	25,000	—
Long-term debt	156,650	169,883
Junior subordinated debt owed to unconsolidated trusts	55,000	50,000
Other liabilities	17,981	14,313

Total liabilities	$2,324,240	$2,093,708

Common stock	$22	$22
Common stock to be issued	8	408
Surplus	46,624	44,812
Retained earnings	144,956	129,729
Other comprehensive income	5,494	7,282
Treasury stock	(11,830)	(10,477)
Unearned ESOP shares	—	(2,058)
Deferred compensation for stock grants	—	(4)

Total stockholders’ equity	$185,274	$169,714

Total liabilities & stockholders’ equity	$2,509,514	$2,263,422

Per Share Data

Book value per share	$8.64	$7.89
Tangible book value per share	$5.93	$5.13
Ending number of shares outstanding	21,455,916	21,504,082
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

	(in thousands, except per share data)
Interest and fees on loans	$35,860	$29,518	$132,861	$104,971
Interest on investment securities	3,677	3,087	13,156	10,769
Other interest income	161	206	349	564

Total interest income	$39,698	$32,811	$146,366	$116,304

Interest on deposits	$16,449	$10,563	$55,046	$33,938
Interest on short-term borrowings	846	374	3,011	1,279
Interest on long-term debt	2,027	1,833	7,734	6,670
Junior subordinated debt owed to unconsolidated trusts	1,011	963	4,060	3,455

Total interest expense	$20,333	$13,733	$69,851	$45,342

Net interest income	$19,365	$19,078	$76,515	$70,962
Provision for loan losses	300	725	1,300	3,490

Net interest income after provision	$19,065	$18,353	$75,215	$67,472

Fees for customer services	$2,890	$2,677	$11,088	$10,213
Trust fees	1,550	1,475	6,020	5,752
Commissions and brokers’ fees	666	648	2,653	2,327
Gain on sale of loans	585	639	2,443	2,571
Net security gains	1,667	(360)	3,547	(54)
Other	825	821	2,710	2,728

Total non-interest income	$8,183	$5,900	$28,461	$23,537

Salaries and wages	$6,553	$6,520	$26,431	$23,217
Employee benefits	3,723	1,560	8,180	5,271
Net occupancy expense	1,307	1,253	5,121	4,576
Furniture and equipment expense	761	821	3,438	3,099
Data procesing expense	409	466	1,753	1,962
Amoritazation expense	319	377	1,376	1,101
Other operating expenses	3,554	3,554	13,788	11,889

Total non-interest expense	$16,626	$14,551	$60,087	$51,115

Income before income taxes	$10,622	$9,702	$43,589	$39,894
Income taxes	3,278	3,139	14,701	12,960

Net Income	$7,344	$6,563	$28,888	$26,934

Per Share Data

Basic earnings per share	$0.34	$0.31	$1.35	$1.29
Fully-diluted earnings per share	$0.34	$0.31	$1.35	$1.29
Diluted average shares outstanding	21,427,766	21,434,594	21,406,070	20,918,879

FINANCIAL HIGHLIGHTS
First Busey Corporation’s Net Income increased $781,000 or 11.9% to $7,344,000 for the quarter ending December 31, 2006, as compared to $6,563,000 for the comparable period in 2005. For the quarter ending December 31, 2006, earnings per share on a fully-diluted basis increased $0.03 or 9.7% to $0.34 for the fourth quarter of 2006, as compared to $0.31 the fourth quarter in 2005. On a year-to-date basis, net income increased $1,954,000 or 7.3% to $28,888,000 as compared to $26,934,000 for the comparable period in 2005. For the twelve-month period ending December 31, 2006, earnings per share on a fully-diluted basis was $1.35, an increase of $0.06 or 4.7% from $1.29 for the comparable period in 2005.
First Busey continues its focus on growth, laying the groundwork in 2006 for the future. On September 21, 2006, First Busey Corporation and Main Street Trust, Inc. announced their intention to merge together to form the premier community bank in Central Illinois. The combined entity will have a pro forma market capitalization in excess of $800 million. Additionally, First Busey opened three new banking centers during the summer of 2006, one in Normal, Illinois and two in the south-west Florida cities of Ft. Myers and Cape Coral.
Net interest income increased $287,000 or 1.5% to $19,365,000 in the fourth quarter of 2006 compared to $19,078,000 in the comparable quarter in 2005. Interest income increased $6,887,000 during the fourth quarter of 2006 compared to the same period in 2005 due primarily to loan growth combined with higher yields on investment securities and outstanding loans. Interest expense increased $6,600,000 during the fourth quarter of 2006 compared to the same period in 2005. The increase in interest expense reflects the combination of growth in deposits and a market-driven increase in deposit and borrowing rates.
Provision for loan losses was $300,000 during the fourth quarter of 2006 compared to $725,000 in the comparable period of 2005. As a percentage of total outstanding loans, the allowance for loan losses was 1.21% as of December 31, 2006 and 1.33% as of December 31, 2005.
Non-interest income increased $2,283,000 or 38.7% to $8,183,000 during the fourth quarter of 2006 compared to the same period in prior year. Growth in non-interest income is due primarily to net security gains of $2 million and growth in customer service fees.
Non-interest expense increased $2,075,000 or 14.3% to $16,626,000 during the quarter ended December 31, 2006 compared to the same period in prior year. The increase is due primarily to increased employee benefit expenses related to the non-recurring charges recorded in conjunction with the retirement of debt related to First Busey’s Employee Stock Ownership Plan. The $2,163,000 increase in employee benefits expense was offset by a net $88,000 decrease across the remaining non-interest expense categories.
The interest-rate environment in 2006 created pricing challenges throughout the banking industry. The market pressure to raise deposit interest rates coupled with the market’s downward pressure on long-term borrowings led to decreases in net interest margins throughout 2006. The net interest margin for the fourth quarter of 2006 was 3.45%, a 7.3% decrease as compared to the 3.72% net interest margin in the comparable period of 2005. The downward trend in net interest margin drove an increase in the efficiency ratios for 2006, which reflects the portion of operating expenses necessary to generate operating income. The efficiency ratio for the fourth quarter of 2006 was 61.72%, a 12.5% increase as compared to the 54.87% efficiency ratio in the comparable period of 2005. The $2,163,000 increase in employee benefits expense is the primary driver of the increase in the efficiency ratio. The efficiency ratio is expected to return to recent historical levels in the next quarter.
Loan and deposit growth was strong in 2006. 2006 saw deposits exceed $2 billion for the first time in First Busey’s history. Loans at December 31, 2006 increased $208 million to $1,957 million, an 11.9% increase over loans at December 31, 2005. Deposits at December 31, 2006 were $2,015 million, an increase of $206 million or 11.4% over deposits at December 31, 2005.
FINANCIAL SUMMARY
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

	(in thousands, except per share data)
Earnings & Per Share

Net Income	$7,344	$6,563	$28,888	$26,934
Basic earnings per share	0.34	0.31	1.35	1.29
Fully diluted earnings per share	0.34	0.31	1.35	1.29
Dividends per share	0.16	0.14	0.64	0.56

Average Balances

Assets	$2,466,696	$2,265,002	$2,344,552	$2,102,086
Investment securities	345,447	346,343	330,235	324,981
Loans	1,932,835	1,721,236	1,832,800	1,604,198
Earnings assets	2,290,816	2,089,633	2,170,446	1,951,864
Deposits	1,974,574	1,806,500	1,867,058	1,670,463
Stockholders’ equity	181,373	166,205	174,824	149,860

Performance Ratios

Return on average assets	1.18%	1.15%	1.23%	1.28%
Return on average equity	16.06%	15.67%	16.52%	17.97%
Net interest margin	3.45%	3.72%	3.62%	3.72%
Efficiency ratio	61.72%	54.87%	56.70%	52.00%

Loan Performance

Net credit losses	$264	$155	$902	$725
Accruing loans 90+ days past due	2,002	1,420	2,002	1,420
Non-accrual loans	5,763	4,483	5,763	4,483
Foreclosed assets	1,030	237	1,030	237
Special Note Concerning Forward Looking Statements

The information in this report may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These may include statements as to the benefits of the merger with Main Street Trust, Inc., including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. First Busey intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of First Busey are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. First Busey’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of First Busey its subsidiaries include, but are not limited to: the risk that the businesses of First Busey and/or Main Street in connection with the merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the merger on the expected timeframe; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies, respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

FIRST BUSEY CORPORATION
SELECTED FINANCIAL DATA

$15.37
$18.00
$20.87
$20.89
$23.05
2002
2003
2004
2005
2006

Stock Price

$17,904
$19,864
$22,454
$26,934
$28,888
2002
2003
2004
2005
2006

(data shown in thousands)

Net Income

$1,101
$1,192
$1,476
$1,749
$1,957
2002
2003
2004
2005
2006

(data shown in millions)

Total Loans

$0.87
$0.97
$1.09
$1.29
$1.35
2002
2003
2004
2005
2006

Fully-diluted Earnings Per Share

$1,436
$1,522
$1,964
$2,263
$2,510
2002
2003
2004
2005
2006

(data shown in millions)

Total Assets

$1,214
$1,257
$1,559
$1,809
$2,015
2002
2003
2004
2005
2006

(data shown in millions)

Total Deposits

Corporate Profile
First Busey Corporation is a financial holding company headquartered in Urbana, Illinois. First Busey Corporation has two wholly-owned banking subsidiaries with locations in three states. Busey Bank is headquartered in Urbana, Illinois and has twenty-two banking centers serving Champaign, McLean, Ford, Peoria, and Tazewell Counties in Illinois. Busey Bank also has a banking center in Indianapolis, Indiana, and a loan production office in Ft. Myers, Florida. On December 31, 2006, Busey Bank had total assets of $2.0 billion. On July 29, 2005, First Busey Corporation acquired Tarpon Coast Bancorp, Inc. and its primary subsidiary, Tarpon Coast National Bank, Port Charlotte, Florida. Busey Bank Florida and Tarpon Coast National Bank merged at the close of business on February 17, 2006, and the resultant bank is Busey Bank, N.A. Busey Bank N.A. is headquartered in Port Charlotte, Florida, with nine banking centers serving Lee, Charlotte, and Sarasota Counties in Southwest Florida. Busey Bank N.A. had total assets of $449 million as of December 31, 2006. Busey provides electronic delivery of financial services through Busey e-bank, www.busey.com.
Busey Investment Group is a wholly-owned subsidiary of First Busey Corporation and owns three subsidiaries. First Busey Trust & Investment Co. specializes in asset management and trust services. First Busey Securities, Inc. (member NASD/SIPC) is a full-service broker/dealer subsidiary. Busey Insurance Services, Inc. is a provider of personal insurance products. Busey Investment Group has approximately $2.4 billion in assets under care.
First Busey Corporation’s common stock is traded on the Nasdaq Stock Exchange under the symbol“BUSE.” First Busey Corporation has a repurchase program in effect under which it is authorized to purchase up to 750,000 shares of stock.
Additional Information
The proposed merger between First Busey Corporation and Main Street Trust, Inc. (the “Merger”) will be submitted to First Busey’s and Main Street’s shareholders for their consideration, and First Busey has filed a registration statement on Form S-4 with the SEC containing a joint proxy statement/prospectus of First Busey and Main Street and other relevant documents concerning the proposed Merger. Shareholders are urged to read the registration statement and the definitive joint proxy statement/prospectus regarding the proposed Merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. First Busey and Main Street anticipate mailing the definitive joint proxy statement/prospectus on January 22, 2007 to shareholders of record as of January 5, 2007. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about First Busey and Main Street, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at First Busey’s website (http://www.busey.com ) or by directing a request to First Busey Corporation, Shareholder Relations, 201 West Main Street, Urbana, Illinois 61801, (217)365-4592.